SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

APPALACHIAN BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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APPALACHIAN BANCSHARES, INC.
822 Industrial Boulevard
Ellijay, Georgia 30540

April 19, 2006

Dear Shareholder:

It is my pleasure to invite you, on behalf of the Board of Directors and Management of Appalachian Bancshares, Inc., the holding company for Appalachian Community Bank, to our 2006 Annual Meeting of Shareholders, to be held on Tuesday, May 23, 2006, at 10:00 a.m., at the Gilmer County Bank Conference Center, 824 Industrial Boulevard, Ellijay, Georgia, 30540. At the meeting, we will report on our performance in 2005 and answer your questions. We are excited about our accomplishments in 2005 and look forward to discussing both our accomplishments and our future plans with you.

Enclosed with this letter is the formal notice of the 2006 Annual Meeting of Shareholders, a proxy statement and a proxy card. The notice and proxy statement contain information about actions to be taken at the meeting. Our 2005 Annual Report is also enclosed for your information. We encourage you to review these materials, so that you will be fully informed about the matters that will be considered at the meeting.

Whether or not you are able to attend the meeting, please mark, sign and promptly return the proxy card. If you do attend the meeting, and would like to vote in person, you may do so, even if you have already returned your proxy card.

Thank you for your continued support. We look forward to seeing you at our meeting or receiving your proxy vote.

Sincerely,

/s/ Tracy R. Newton

Tracy R. Newton
Chief Executive Officer

APPALACHIAN BANCSHARES, INC.
822 Industrial Boulevard
Ellijay, Georgia 30540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 23, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Appalachian Bancshares, Inc., the holding company for Appalachian Community Bank, will be held on Tuesday, May 23, 2006, at 10:00 a.m. (local time), at the Gilmer County Bank Conference Center, 824 Industrial Boulevard, Ellijay, Georgia, for the following purposes:

1.	To elect Class III directors for a three-year term; and

2.	To transact any other business that may properly come before the meeting and any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 3, 2006, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy from the institution that holds your shares in order to vote at our annual meeting.

By Order of the Board of Directors

/s/ Tracy R. Newton

Tracy R. Newton
Chief Executive Officer

Ellijay, Georgia
April 19, 2006

PLEASE PROMPTLY COMPLETE AND RETURN THE ENCLOSED PROXY, SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANYTIME PRIOR TO THE TIME IT IS VOTED.

Appalachian Bancshares, Inc.
822 Industrial Boulevard
Ellijay, Georgia 30540
(706) 276-8000

_____________________________________

PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held on May 23, 2006
_____________________________________

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 19, 2006.

VOTING INFORMATION

The Board set April 3, 2006, as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain a proxy form from the institution that holds their shares. There were 5,156,124 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock, represented, in person or by proxy, at the meeting, will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee, rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting, unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint Tracy R. Newton and Joseph T. Moss, Jr., as your representatives at the meeting. Mr. Newton and Mr. Moss will vote your proxy as you have instructed them on the proxy card. If you submit a proxy, but do not specify how you would like it to be voted, Mr. Newton and Mr. Moss will vote your proxy for the election of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Newton and Mr. Moss will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on are referred to as “broker non-votes”. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers, directors and regular employees may, at no additional compensation, assist in soliciting proxies in person, by telephone, by facsimile, or via other electronic means. Our officers and employees may assist in soliciting proxies, but will not receive additional compensation for doing so.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms. Therefore, the terms of approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2007 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2008 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III

Alan S. Dover	Joseph C. Hensley	Tracy R. Newton
Charles A. Edmondson	Frank E. Jones	Kenneth D. Warren
Roger E. Futch	J. Ronald Knight

Shareholders will elect two nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2009 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes (which occur if a broker or nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) will be treated as not having been voted and will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

The board of directors recommends that you elect Tracy R. Newton and Kenneth D. Warren as Class III directors.

If you submit a proxy, but do not specify how you would like it to be voted, Mr. Newton and Mr. Moss will vote your proxy to elect Mr. Newton and Mr. Warren. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Newton and Mr. Moss will vote, instead, for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

NOMINEES
(Class III Director)

Set forth below is certain information about the nominees. Each of the nominees has served as a director of the company since 1996 and is also an organizer and director, since 1994, of our subsidiary, Appalachian Community Bank.

The Board of Directors unanimously recommends a vote “FOR” these nominees:

Tracy R. Newton, age 50, is the chief executive officer of our company and the bank. Mr. Newton has held these positions since the bank and holding company were formed in 1994 and 1996, respectively. Prior to formation of the bank, he served as executive vice president of the Bank of Ellijay where he was responsible for the development and implementation of bank policy and lending. Mr. Newton has lived in Ellijay his entire life and has over 28 years of banking experience in the Ellijay market.

Kenneth D. Warren, age 55, has been the president and owner of Warren’s Auto Sales, Inc., an automobile dealership in Ellijay, since 1980.

Class I and Class II Directors

Set forth below is also information about each of our other directors. Each director has served since 1996 and is also an organizer and director of Appalachian Community Bank.

Alan S. Dover, age 49, has been the chief executive officer and owner of A.S. Dover Construction, Inc., a paving and excavating business, since 1980. Mr. Dover is also the owner of A.S. Dover Properties, Inc., a commercial real estate development firm, and A.S. Dover Development, Inc., a residential real estate development firm. Mr. Dover is a Class I director.

Charles A. Edmondson, age 58, is our vice-chairman. Mr. Edmondson has been employed by State Farm Insurance since 1978. He currently is an agent in Blue Ridge and was previously an agent in Ellijay, where he also served as agency manager from 1983 to 1995. Mr. Edmondson is a Class I director.

Roger E. Futch, age 60, has been employed by the Ellijay Telephone Company since 1968. He currently serves as chief operations officer and executive vice president of Ellijay Telephone Company and Community Cable Television Company, Inc. He is also president and chief operations officer of ETC Communications, LLC. Prior to joining Ellijay Telephone Company, Mr. Futch worked at AT&T for three years and served in the United States Navy. During his tenure at Ellijay Telephone, Mr. Futch has served on various committees for the Georgia Telephone Association, currently serving as Second Vice President. He is Past Chairman, President and Treasurer of the Management Committee of the Georgia PCS Management, LLC. Mr. Futch is also on the finance committee of USCarrier Telecom, LLC. He is a past director of the Ellijay Chamber of Commerce and an active member of Ebenezer Baptist Church. He also owns R & A Apple Orchard. Mr. Futch is a Class I director.

Joseph C. Hensley, age 48, is the secretary of the company. He has been vice president of A.S. Dover Construction, Inc., A.S. Dover Development, Inc., and A.S. Dover Properties, Inc. since 2002. Mr. Hensley is a certified public accountant. Mr. Hensley is a Class II director.

Frank E. Jones, age 53, is the minister of the Ellijay Church of Christ, where he has served for 24 years. Mr. Jones also serves as chairman on the Workforce Investment Act (“WIA”) Board for the Coosa Valley Regional Development Center and on the State of Georgia Youth Strategies Committee for WIA. He also serves on the board of directors for the State of Georgia Family Connection Collaborative. Mr. Jones is a Class II director.

J. Ronald Knight, age 63, is the chairman of the board for both the company and bank. Mr. Knight has been the president and part owner of Twin City Motors, Inc., an automobile dealership in Ellijay, since 1985. Mr. Knight is a Class II director.

Executive Officers

Set forth below is also information about each of our executive officers.

Joseph T. Moss, Jr., age 51, is the president, chief operating officer, and principal financial officer of, both, our company and bank. Prior to joining us in July 2005, he was a director of Ceto and Associates, a national consulting firm that provides revenue-enhancement solutions for financial institutions. Mr. Moss also has been a senior manager at KPMG Peat Marwick and chief operating officer of a Caribank, a $500 million-asset community bank in Florida that was acquired by Citicorp.

Virginia C. Cochran, age 51, is an executive vice president of, both, our company and our bank. Ms. Cochran has served as an officer of our bank since it opened in 1995. She is the head lender for our two branches in Gilmer County and, also, oversees lending at our other branches. Prior to joining the bank, she served in various positions at the Bank of Ellijay for over 13 years.

Alan R. May, age 44, is an executive vice president of, both, our company and our bank. Mr. May also leads our Sales Ambassador Team across our market area, is primarily responsible for marketing the bank, managing public relations and directing our community involvement. Prior to joining us in June 1998, Mr. May spent 11 years serving in various capacities, including executive vice president at Cooke & Andrews Investments, a real estate development and investment company.

Family Relationships. There are no family relationships between any director or executive officer of the company or the bank and any other director or executive officer of the company or the bank.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table sets forth information with respect to all compensation, including bonuses, stock option awards and other payments, paid or accrued for each of the last three fiscal years, for each of our executive officers who earned over $100,000 for the year ended December 31, 2005 (collectively, the “named executive officers”).

Summary Compensation Table

					Long-term
					Compensation
		Annual Compensation(1)			Awards
					Securities
	Fiscal			Other Annual	Underlying	All Other
	Year	Salary (2)	Bonus	Compensation	Options (#) (3)	Compensation

Tracy R. Newton	2005	$201,420	$96,867	$18,000(4)	-	$37,630(5)
Chief Executive Officer of	2004	200,354	76,032	18,000(4)	-	34,380(5
the Company and the Bank	2003	153,461	65,000	18,000(4)	-	38,904(5)

Joseph T. Moss, Jr.(6)	2005	125,000	60,000		35,000	7,451(7)
President, Chief		-
Operations Officer, and Principal Financial Officer of the Company and the Bank		-

Alan R. May	2005	124,935	41,560	8,000(8)	-	32,708(9)
Executive Vice President	2004	112,028	40,461	12,000(8)	-	27,301(9)
of the Company and	2003	107,445	33,800	12,000(8)	-	29,498(9)
President of Gilmer County
Bank

Virginia C. Cochran	2005	110,904	40,100	-	-	33,665(10)
Executive Vice President	2004	103,513	18,729	-	-	24,340(10)
of the Company and the	2003	97,215	18,000	-	-	28,272(10)
Bank, Chief Credit Officer
of the Company and Senior
Lending Officer of the Bank

Darren M. Cantlay (11)	2005	135,137	77,250	-	15,000	14,171(12)
Chief Financial Officer of	2004	111,992	40,505	-	-	25,786(12)
the Company and the	2003	100,625	42,500	-	10,500	13,285(12)
Bank
________________________________
(1)
Information regarding certain perquisites and other personal benefits has been omitted because the aggregate values of such items do not meet the minimum amount required for disclosure under the rules and regulations of the SEC.

(2)	Includes deferred contributions made at the individual’s election pursuant to the company’s 401(k) Plan.
(3)	Amounts of securities underlying options have been adjusted to reflect a 10% stock dividend in July 2003.

(4)	Directors’ fees paid for service on the boards of directors of the company and the bank.
(5)
Includes (i) contributions by the bank of $16,091 in 2003, 13,371 in 2004 and $16,800 in 2005 under the 401(k) Plan; (ii) matching contributions by the bank of $4,125 in 2003, $5,500 in 2004 and $6,000 in 2005 pursuant to the 401(k) Plan; and (iii) health and life insurance premiums paid by the bank of $18,356 in 2003, $15,509 in 2004 and $14,830 in 2005.

(6)	Mr. Moss was employed by the company and the bank on July 11, 2005.
(7)	Amounts paid are for health and life insurance premiums of $7,451.
(8)
Includes (i) board recording secretary’s fees of $6,000 paid in 2003, $6,000 paid in 2004 and $2,500 paid in 2005; and (ii) $6,000 paid in 2003, $6,000 paid in 2004 and $5,500 paid in 2005 for services on the Community Advisory Board of the bank.

(9)
Includes (i) contributions by the bank of $11,364 in 2003, $9,946 in 2004 and $13,804 in 2005 under the 401(k) Plan; (ii) matching contributions by the bank of $3,150 in 2003, $3,062 in 2004 and $3,710 in 2005, pursuant to the 401(k) Plan; and (iii) health and life insurance premiums paid by the bank in the amount of $14,646 in 2003, $14,293 in 2004 and $15,194 in 2005.

(10)
Includes (i) contributions by the bank of $9,270 in 2003, $7,973 in 2004 and $12,474 in 2005 under the 401(k) Plan; (ii) matching contributions by the bank of $2,853 in 2003, $3,105 in 2004 and $3,276 in 2005, pursuant to the 401(k) Plan; and (iii) health and life insurance premiums paid by the bank of $15,981 in 2003, $13,262 in 2004 and $17,915 in 2005.

(11)	Mr. Cantlay was employed by the company and the bank on January 16, 2003, and resigned from employment with the company and the bank on December 6, 2005.
(12)
Includes (i) contributions by the bank of $9,376 in 2004, under the 401(k) Plan; (ii) matching contributions by the bank of $3,097 in 2004, pursuant to the 401(k) Plan; and (iii) health and life insurance premiums paid by the bank of $11,035 in 2003, $13,313 in 2004 and $14,171 in 2005.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the grant of stock options to our named executive officers, during the year ended December 31, 2005.

	Number of Securities	% of Total Options Granted to Employees			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Underlying Options	in Fiscal Year	Exercise of Base Price	Expiration Date	5%($)	10%($)

Tracy R. Newton	-	N/A	N/A	N/A	N/A	N/A
Joseph T. Moss, Jr.	35,000	64.2%	$16.00	07/11/2015	$912,181	$1,452,496
Alan R. May	-	N/A	N/A	N/A	N/A	N/A
Virginia C. Cochran	-	N/A	N/A	N/A	N/A	N/A
Darren M. Cantlay	15,000	27.5%	16.55	12/06/2005(1)	$404,373	$614,629
___________________________
(1) Options forfeited due to Mr. Cantlay’s resignation from the company and the bank on December 6, 2005.

Except for the options shown in the table above, there were no other options issued to officers, employees or directors in 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to options exercised during the fiscal year ended December 31, 2005, and remaining unexercised options at the end of the fiscal year for the named executive officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) (1)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable
Tracy R. Newton	29,195	$422,744	30,425	-	$440,360	N/A
Alan R. May	-	N/A	15,700	2,200	118,691	$11,842
Virginia C. Cochran	-	N/A	19,800	2,200	186,578	11,842
Joseph T. Moss, Jr.	-	N/A	-	35,000	-	73,850
Darren M. Cantlay	-	N/A	4,200	-	18,062	-

___________________________

(1)
The options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of the company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

(2)	Dollar values calculated by determining the difference between the estimated fair market value of the company’s common stock on December 31, 2005 ($18.11) and the exercise price of such options.
(3)	Value calculated by determining the difference between the estimated fair market value of the company’s common stock on the date of exercise and the exercise price of such options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding our three equity compensation plans: the 1997 Employee Stock Incentive Plan, the 1997 Directors’ Non-Qualified Stock Option Plan and the 2003 Stock Option Plan, each of which has been approved by our shareholders. All option information has been adjusted to reflect prior stock splits and dividends.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	293,975	$7.55	228,060(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	293,975	$7.55	228,060

___________________________
(1)	This number includes shares available by plan as follows:

Securities Available
Plan Category	for Future Issuance

1997 Employee Stock Incentive Plan	10,260
1997 Directors’ Non-Qualified Stock Option Plan	52,800
2003 Stock Option Plan	165,000

Employment Agreements, Termination of Employment and
Change-in-Control Arrangements

Employment Agreements. No employment agreements exist between, or among, the company, the bank, and any employee or director of either the company or the bank. However, we are currently in the process of negotiating employment agreements with Mr. Newton and Mr. Moss.

2004 Change-in-Control Agreements. We have entered into change-in-control agreements with each of the named executive officers, other than Mr. Moss. Pursuant to the terms of the executive officer agreement, if, during the three-year period following a change in control (as defined in the agreement), the executive’s employment is terminated without cause, or the executive terminates his or her employment for good reason (both as defined in the agreement), the executive will be paid a lump-sum amount equal to the sum of the following: (i) the higher of (x) two times executive’s annual base salary, or (y) two times executive’s annual base salary for the three years immediately prior to his or her termination (except for Mr. Newton, in which case the base salary multiple shall be two and ninety-nine hundreds); (ii) any previously awarded but unpaid bonus amount for a completed fiscal year prior to the termination; and (iii) a prorated annual bonus amount for the fiscal year in which the termination occurs. In addition, at the election of the executive, the company and the bank shall repurchase all options for shares in the company held by the executive, payable in a lump-sum amount.

2004 Salary Continuation Agreements. We entered into salary continuation agreements with each of the named executive officers, other than Mr. Moss, and with each of the directors. The executive officer agreement provides for the payment of certain benefits upon retirement (age 62 or older) or early retirement (prior to attaining age of 62), upon death or disability prior to retirement, or in the event employment is terminated prior to retirement. If the employment of the executive officer is terminated prior to retirement, other than by reason of death, disability or early retirement, then the entitlement of the executive officer to the benefits specified in his or her agreement will depend on whether the officer is terminated (i) on account of a change in control (as defined in the agreement) of the company or the bank, in which case the designated benefit will be 100% vested, or (ii) with cause (as defined in the agreement), in which case all rights and benefits will be forfeited. In the event of pre-retirement death, or death during payment of any benefit under the agreement, the designated benefits shall be paid to the executive’s beneficiary or, as the case may be, the executive estate.

The salary continuation agreement for directors provides for the payment of certain benefits upon retirement (age 70) from the Board of Directors, upon the completion of 20 years of service or a director, upon death prior to retirement, or in the event service is terminated prior to retirement upon a change in control (as defined in the agreement), which benefits will continue for a period of ten years. The agreement also provides for the payment of certain benefits if the director is terminated prior to retirement, other than by reason of death, disability, or a change in control, provided, however, that no benefit shall be paid if the director’s service is terminated for cause (as defined in the agreement). The director shall also have the right to designate a beneficiary to receive any benefits payable under the agreement.

Director Compensation

The same individuals who serve as directors of the company also served as directors of the bank. In 2005, each director received $1,000 per month as a retainer to serve as director of the company, $500 per month as a retainer to serve as director of the bank, and $100 for each regular committee meeting attended, with the chairman of the Audit Committee receiving an additional $150 per month in addition to the committee meeting attendance fee. In addition, each director received a bonus, in the amount of $13,838, as a result of our performance in 2005. The company also reimburses directors for travel and expenses incurred in connection with their service on the boards of directors of each of the company and the bank.

Security Ownership of Certain
Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 3, 2006. Unless otherwise indicated, the business address for each beneficial owner below is 822 Industrial Boulevard, Ellijay, Georgia 30540.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan	360,515	(3)	6.79%
Virginia C. Cochran	27,435		*
Alan S. Dover	108,615		2.04
Charles A. Edmondson	122,900		2.31
Roger E. Futch	117,153	(4)	2.21
Joseph C. Hensley	108,421	(5)	2.04
Frank E. Jones	77,000	(6)	1.45
J. Ronald Knight	153,281	(7)	2.89
Alan R. May	21,646	(8)	*
Joseph T. Moss, Jr.	15,900	(9)	*
Tracy R. Newton	194,889	(10)	3.67
Kenneth D. Warren	161,060		3.03
All directors and executive officers as a group (11 persons)	1,118,300		20.86

________________________________

*	Constitutes less than 1% of the outstanding shares.

(1)
The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of common stock that the individual has the right to acquire on or before June 2, 2006 (60 days from April 3, 2006), through the exercise of options granted under the 1997 Directors’ Non-Qualified Stock Option Plan, the 1997 Employee Stock Incentive Plan, or the 2003 Stock Option Plan.

(2)
The percentages are based upon 5,156,124 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 5,156,124 shares plus the number of shares subject to presently exercisable options held by them, as indicated. The number of shares underlying options that may be exercised on or before June 2, 2006 (60 days from April 3, 2006) is as follows: (i) Ms. Cochran - 19,800 shares; (ii) Mr. Dover - 27,000 shares; (iii) Mr. Edmondson - 0 shares; (iv) Mr. Futch - 0 shares; (v) Mr. Hensley - 0 shares; (vi) Mr. Jones - 38,720 shares; (vii) Mr. Knight - 0 shares; (viii) Mr. May - 15,700 shares; (ix) Mr. Newton - 30,425 shares; (x) Mr. Warren - 24,970 shares; and (xi) all directors and executive officers as a group (eleven persons) - 156,615 shares.

(3)
The Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan is a defined contribution 401(k) Employee Stock Ownership Plan, established for the exclusive benefit of eligible employees of the company and its subsidiaries (the “401(k) Plan”). The company, as Trustee of the Employer Stock Fund, a component of the 401(k) Plan, has the sole power to vote, or direct the vote of, 360,515 shares of the company’s common stock held in the Employee Stock Fund of the 401(k) Plan. Similarly, the company, as Trustee of the Employer Stock Fund, has the sole power to dispose of, or direct the disposition of, 360,515 shares of the company’s common stock. Consequently, the company’s board of directors has the sole power to vote and dispose of, or direct the vote and disposition of, the shares of common stock held by the 401(k) Plan. A majority vote of the board of directors, where a quorum is present, is required to exercise these powers. The address of the 401(k) Plan is P.O. Box G, 829 Industrial Boulevard, Ellijay, Georgia 30540.

(4)
Includes 880 shares held jointly by Mr. Futch and his son, 8,140 shares held by Mr. Futch’s spouse, as to which Mr. Futch disclaims beneficial ownership, and 9,858 shares held by Mr. Futch and his spouse as custodians for minor grandchildren, as to which Mr. Futch disclaims beneficial ownership.

(5)	Includes 58,521 shares held jointly by Mr. Hensley and his spouse.

(6)	Includes 8,800 shares held by Mr. Jones’ individual retirement account, as well as 1,210 shares held jointly by Mr. Jones and Robert F. Jones.

(7)
Includes 6,556 shares held by Mr. Knight’s spouse, as to which Mr. Knight disclaims beneficial ownership, and 2,200 shares held by Mr. Knight’s spouse as custodian for his minor daughter, as to which Mr. Knight disclaims beneficial ownership.

(8)	Includes 3,900 shares held jointly by Mr. May and his spouse, and 2,046 shares held by Mr. May’s individual retirement account.

(9)	Includes 1,000 shares held by Mr. Moss as custodians for his minor children, and 5,700 shares held by Mr. Moss’s individual retirement account.

(10) Includes 24,939 shares held by Mr. Newton’s individual retirement account.

Meetings and Committees of the Board of Directors

The company’s Board of Directors presently consists of eight members. During the year ended December 31, 2005, the Board of Directors of the company held nine meetings and the Board of Directors of Appalachian Community Bank held 16 meetings. All of the directors of the holding company attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period, and all of the directors of bank attended at least 75% of the aggregate of the board and committee meetings on which such board members served during this period. We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances. All eight of our directors attended the annual meeting last year. The Board of Directors has also implemented a process for shareholders of the company to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may so do by writing to Joseph C. Hensley, Secretary of the company, at Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540. The Secretary has been instructed by the Board to compile all such communications and to deliver them periodically to the addressees indicated thereon. The Secretary will not screen or edit such communications, but will deliver them in the form received from the shareholder.

The company’s Board of Directors has appointed a number of committees, including an audit committee and a corporate governance and executive compensation committee.

Director Independence

Our Board of Directors is comprised of a majority of independent directors in compliance with the listing requirements of The Nasdaq National Market. Our Board has determined that all members are independent as contemplated in the listing standards of the NASD and The Nasdaq National Market, except for Tracy R. Newton.

Independent Director Meetings in Executive Sessions

Our independent directors, as defined under the NASD rules, meet separately from the other directors, at such times as may be deemed appropriate by the independent directors. The independent directors met separately seven times during 2005. Any independent director may call an executive session of independent directors at any time.

Audit Committee

The audit committee is composed of J. Ronald Knight, Frank E. Jones, and Joseph C. Hensley. Our Board has determined that each member of the audit committee is considered “independent” under applicable NASD listing standards for Nasdaq-listed companies. In addition, the Board has determined that each member is financially literate as prescribed by the NASD listing standards and that Mr. Hensley qualifies as an audit committee financial expert under the SEC rules. The audit committee met 15 times in 2005.

The audit committee has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed. The audit committee recommends to the Board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses. The audit committee charter, which is attached to this proxy statement as Appendix A, was adopted by our Board of Directors in 2003 and amended on September 20, 2005. The charter outlines the committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to the Board of Directors.

Report of the Audit Committee of the Board

For the period from January 1, 2005, until April 6, 2005, P. Joe Sisson, Alan S. Dover and Joseph C. Hensley served on the audit committee, with Joseph C. Hensley serving as chairman. For the period from April 7, 2005, until December 31, 2005, the audit committee consisted of J. Ronald Knight, Frank E. Jones, and Joseph C. Hensley, with Joseph C. Hensley serving as chairman. The audit committee has reviewed and discussed with management and the independent auditors the audited financial statements of the company for fiscal year 2005. The audit committee has discussed with the independent auditors of the company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence from the company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal year ended December 31, 2005 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Joseph C. Hensley
Frank E. Jones
J. Ronald Knight

Corporate Governance and Executive Compensation Committee

Our corporate governance and executive compensation committee is composed of Roger E. Futch, Kenneth D. Warren and J. Ronald Knight, who serves as chairman. None of the members currently serves, or during the past three years has served, as an executive officer of an entity where any of the company’s executive officers served on the compensation committee. Each member is considered independent under applicable NASD listing standards for Nasdaq-listed companies.

The committee, which met 14 times during 2005, has the responsibility of approving the hiring and termination of members of senior management. In addition, the committee administers the company’s bonus and incentive plans and makes recommendations to the full Board of Directors with respect to any changes to such plans. The committee also reviews the compensation of all directors and employees, including the company’s chief executive officer, and approves all executive compensation packages proposed by the company’s chief executive officer. The committee also approves the company’s personnel policies.

Compensation Committee Report
on Executive Compensation

General

Under rules established by the SEC, the company is required to provide certain information with respect to compensation provided to the company’s executive officers. The SEC regulations require a report setting forth a description of the company’s executive compensation policy in general, as well as the considerations that led to the compensation decision affecting Mr. Newton. In fulfillment of this requirement, the Board of Directors and the corporate governance and executive compensation committee have prepared the following report for inclusion in the proxy statement.

The fundamental policy of the company’s compensation program is to offer competitive compensation and benefits for all employees, including the chief executive officer and the other officers of the company, and to compete for and retain talented personnel who will lead the company in achieving levels of financial performance that enhance shareholder value. The company’s executive compensation package historically has consisted of salary, annual bonus, profit sharing contributions and matching contributions, health insurance premiums and other customary fringe benefits. The grant of stock options under the 1997 Employee Stock Incentive Plan and the 2003 Stock Option Plan is also a part of the company’s compensation package for certain executive officers.

Salary

The members of the committee participated in deliberations regarding salaries of executive officers. Mr. Newton did not participate in deliberations concerning his own compensation. Although subjective in nature, factors considered by the committee in recommending the salaries of executive officers were Mr. Newton’s recommendations (except with respect to his own salary), compensation paid by comparable banks to their executive officers (although such information was obtained informally and the company did not attempt to pay any certain percentage of salary for comparable positions with other banks), each executive officer’s performance, contribution to the company, tenure in his or her position, and internal comparability considerations. The committee recommended the salary of Mr. Newton, based on Mr. Newton’s salary during the preceding fiscal year, his tenure, the salaries of chief executive officers of comparable bank holding companies (although such information was obtained informally and the company did not attempt to pay any certain percentage of salary for a comparable position with other bank holding companies) and the increase in earnings and growth of the company in recent years. Mr. Newton’s salary, as recommended by the committee, was approved by a vote of the Board of Directors, excluding Mr. Newton. The committee did not assign relative weights to the factors considered in setting salaries of executive officers, including Mr. Newton.

Annual Bonus Compensation

Annual bonuses for the fiscal year ended December 31, 2005, paid in the form of cash bonuses, were based on certain percentages of average return on equity.

Stock Options

During the fiscal year ended December 31, 2005, there were two grants of options to purchase shares of common stock to the executive officers. Mr. Cantlay was granted, under the 2003 Stock Option Plan, options to purchase 15,000 shares at an exercise price of $16.55 per share. Mr. Moss was granted, under the 1997 Employee Stock Incentive Plan, options to purchase 35,000 shares at an exercise price of $16.00 per share.

Respectfully submitted,

The Compensation Committee

Roger E. Futch
J. Ronald Knight
Kenneth D. Warren

Nomination of Directors

Our board of directors has elected not to have a nominating committee. Rather, the Board is of the view that the independent members of the Board, as defined under applicable NASD listing standards, shall identify, evaluate and nominate candidates for election to the Board. The company has no formal nominating process or written nominating committee charter. The company believes that this is adequate for a community financial institution such as the company. Our independent directors shall continue to assess the composition of the Board of Directors, on a regular and continuing basis, and to utilize both internal and external resources, including shareholder communications, as it deems necessary or desirable to identify and evaluate potential nominees. For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the independent directors consider whether to recommend to the Board the nomination of those directors for re-election for another term of service. As we continue to grow, we may reconsider the need for, and establish, a nominating committee.

The independent directors also consider whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders provided the following procedures are followed by shareholders in submitting recommendations:

·	Shareholder nominations must be delivered in writing to the Secretary of the company;
·
Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

·	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

Submissions should be delivered to the Secretary of the company not less than 60 days prior to the first anniversary of the date on which the company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholder meeting.

In evaluating potential director nominees, the company’s independent directors use a variety of criteria to evaluate the qualifications and skills necessary for members of our Boards. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

Experience (in one or more of the following):

·	High-level leadership experience in business or administrative activities;
·	Breadth of knowledge about issues affecting the company and its subsidiaries;
·	The ability and willingness to contribute special competencies to Board activities; and
·	The ability to read and understand financial statements.

Personal Attributes:

·	Personal integrity;
·	Loyalty to the company and concern for its success and welfare;
·	Willingness to apply sound and independent business judgment;
·	Awareness of a director’s vital role in the company’s good corporate citizenship and its corporate image;
·	Availability for meetings and consultation on company matters;
·	Contacts within the community; and
·	The willingness to assume Board and fiduciary responsibilities.

The company does not pay a third party to assist in identifying and evaluating candidates. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

Code of Ethics

We have adopted a Code of Ethics that is specifically applicable to our senior financial officers, including our principal financial officer, and our principal accounting officer. We have also adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees. Copies of each of these codes are available without charge to shareholders upon request to the secretary of the company, at 822 Industrial Boulevard, Ellijay, Georgia 30540.

Auditing and Related Fees

Independent Public Accountants

Mauldin & Jenkins, LLC (“Maudlin & Jenkins”) served as our independent accountants for the fiscal year ended December 31, 2005. We have selected Mauldin & Jenkins to serve as our independent accountants for the year ending December 31, 2006. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Change in Independent Public Accountants

On June 29, 2005, the Audit Committee dismissed Schauer Taylor Cox Vise & Morgan, P.C. (“Schauer Taylor”) as the company’s independent public accountants. Schauer Taylor’s audit reports on the company’s financial statements, for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2004 and 2003, and the interim period from January 1, 2005 through June 29, 2005, there were no disagreements between the company and Schauer Taylor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schauer Taylor, would have caused Schauer Taylor to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods.

We provided Schauer Taylor with a copy of the above disclosures and filed, together with our current report on Form 8-K regarding this matter (filed with the SEC on July 1, 2005), a letter from Schauer Taylor to the SEC, dated July 1, 2005, stating its agreement with such statements.

On July 15, 2005, the Audit Committee engaged Mauldin & Jenkins as the company’s new independent registered public accounting firm. During the years ended December 31, 2003 and 2004 and through July 14, 2005, neither the company nor anyone on its behalf consulted Mauldin & Jenkins regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, in each case where written or oral advice was provided that Mauldin & Jenkins concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a reportable event (both as defined in Item 304 of Regulation S-K).

Audit Fees

Audit Fees. The aggregate fees billed for professional services rendered by Mauldin & Jenkins for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly reports on Form 10-Q were $146,226 for fiscal year 2005.

The aggregate fees billed for professional services rendered by Schauer Taylor for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly reports on Form 10-Q were $44,995 for fiscal year 2005 and $102,245 for fiscal year 2004.

Audit-Related Fees. The aggregate fees billed by Mauldin & Jenkins for audit-related fees beyond those reported in the previous paragraph, were $-0- for fiscal year 2005. These fees relate to review of filings with the SEC, information system examinations, examination of the company's 401(k) Plan, and general accounting assistance and advice.

The aggregate fees billed by Schauer Taylor for audit-related fees were $57,446 for fiscal year 2005 and $52,660 for fiscal year 2004. These fees relate to review of filings with the SEC, information system examinations, examination of the company's 401(k) Plan, and general accounting assistance and advice.

Tax Fees. The aggregate fees billed for professional services rendered by Mauldin & Jenkins for tax compliance and advice, preparation of the company’s annual corporate income tax returns, and interim tax analyses were $14,000 for fiscal year 2005.

The aggregate fees billed for professional services rendered by Schauer Taylor for tax compliance and advice, preparation of the company’s annual corporate income tax returns, and interim tax analyses were $15,450 for fiscal year 2005 and $19,795 for fiscal year 2004.

All Other Fees. The aggregate fees billed for products and services provided by Mauldin & Jenkins, other than those reported in the three previous paragraphs, were $-0- for fiscal year 2005.

The aggregate fees billed for products and services provided by Schauer Taylor, other than those reported in the three previous paragraphs, were $14,975 for fiscal year 2004 and $15,490 for fiscal year 2004. These fees relate to assistance in filing reports with the SEC, assistance with the company's annual proxy statement, assistance with the company's Federal Reserve reports and clerical services.

All services described above were pre-approved by the Audit Committee.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the company’s common stock against the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Bank Index, for the five-year period commencing December 31, 2000, and ending on December 31, 2005. Prior to October 6, 2005, our common stock was not traded on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, or otherwise actively traded. Therefore, the total shareholder return, as computed below, is based only on stock trades known to the Company during such periods prior to October 6, 2005.

FIVE-YEAR CUMULATIVE TOTAL RETURNS*

COMPARISON OF APPALACHIAN BANCSHARES, INC., NASDAQ STOCK MARKET INDEX AND NASDAQ BANK INDEX, as of December 31

*Assumes $100 invested on December 31, 2000, in the company’s common stock and above noted Indexes. Cumulative total returns include the values of the company’s common stock and each of the Indexes, as of December 31 of each year, as well as the reinvestment of dividends. Computation of the total shareholder return on the company’s common stock includes a two-for-one share split of the Company’s common stock, in the form of a common stock dividend in 2000 and a 10% common stock dividend in 2003.

	Cumulative Total Return
	2000	2001	2002	2003	2004	2005

Appalachian Bancshares, Inc.	$100	$105	$107	$129	$146	$165
Nasdaq Stock Market Index	100	79	54	81	88	89
Nasdaq Bank Index	100	110	115	149	166	159

Certain Relationships and Related Transactions
Interests of Management and Others in Certain Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. None of such loans outstanding to directors or officers, members of their families or companies or firms with which they are associated was non-performing as of December 31, 2005. Total loans outstanding to all directors and executive officers of the company and the bank, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $11,216,655 at December 31, 2005. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

During 2005, the bank purchased telecommunication, internet, cable and advertising services from Ellijay Telephone Company. Roger E. Futch, one of our directors, serves as executive vice president and chief operations officer of Ellijay Telephone Company. Amounts paid to Ellijay Telephone Company in 2005 amounted to $231,728.

During 2005, the bank used A.S. Dover Construction, Inc. (“A.S. Dover”) as a grading and paving contractor for our new community center and new office building. A.S. Dover is owned by Alan S. Dover, one our directors, who served as the chief executive officer of A.S. Dover. Joseph C. Hensley, also one our directors, serves as vice president of A.S. Dover. Amounts paid to A.S. Dover in 2005 amounted to $469,780. Also, in 2005, the bank committed to grading and paving projects with A.S. Dover for approximately $223,472, to be paid in 2006.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and certain other individuals, are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2005.

Shareholder Proposals for 2007 Annual Meeting

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2007 Annual Meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 22, 2006. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. A copy of the bylaws is available upon written request. Notices of intention to present proposals at the 2007 Annual Meeting of shareholders should be addressed to Joseph C. Hensley, Secretary, Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to our Secretary, in writing, not less than 60 days, and not more than 90 days, prior to the first anniversary of the preceding year’s annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the our 2005 Annual Report to Shareholders accompanies this proxy statement. The 2005 Annual Report to Shareholders includes a copy of the our Annual Report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-K are also available to shareholders upon specific request. Such requests should be directed to Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540, Attention: Joseph T. Moss, Jr.

OTHER MATTERS

The Board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors

/s/ Tracy R. Newton

Tracy R. Newton
Chief Executive Officer

Ellijay, Georgia
April 19, 2006

Appendix A

APPALACHIAN BANCSHARES, INC.

AUDIT COMMITTEE CHARTER
(Amended September 20, 2005)

STATEMENT OF PURPOSE:

The Audit Committee of Appalachian Bancshares, Inc. (the “Company”) shall provide assistance to the Board of Directors of the Company (the “Board”) to ensure appropriate Board oversight of all audit programs and all audit issues with respect to the Company. In that regard, the Audit Committee is charged with monitoring (1) the integrity of the financial statements of the Company, (2) the independence and performance of the Company’s outside and internal auditors, and (3) the compliance by the Company with legal and regulatory requirements. In order to establish the governing principles of the Audit Committee, the Board hereby adopts this Charter, as amended, on September 20, 2005.

COMPOSITION:

The Audit Committee shall be composed of three or more members of the Board who meet applicable NASDAQ standards and have the ability to read and understand financial statements. The members of the Audit Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed. A Chair of the Audit Committee shall be elected by majority vote of the full Audit Committee membership.

AUTHORITY:

The Audit Committee’s direct reporting relationship is to the Board. The Audit Committee shall have the sole authority to appoint, to determine funding for, and to oversee the outside auditors. The Audit Committee shall have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company, including Appalachian Community Bank, the wholly-owned subsidiary of the Company (the “Bank”) and any affiliates, as necessary, to properly discharge its responsibilities. Further, the Audit Committee shall have the authority to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain accountants, counsel, outside auditors, internal auditors (who may, also, be employees of the Company or the Bank), and other assistance, to assist it in the discharge of its responsibilities.

RESPONSIBILITIES:

In furtherance of its purpose, the Audit Committee’s responsibilities shall include the following:

(a)	Maintaining free and open means of communication between Board members, outside auditors, internal auditors and management of the Company and the Bank.

(b)	Selecting and appointing outside auditors and internal auditors, who are accountable to the Audit Committee and the Board.

(c)	Evaluating the performance of outside and internal auditors, and, if the Audit Committee deems it to be in the best interests of the Company, replacing outside and internal auditors.

(d)	Confirming and assuring the independence of outside auditors, and, in connection therewith, reviewing the fees paid to outside auditors for all services.

(e)
Obtaining, annually, formal written statements from outside auditors which delineate the relationships between such outside auditors and the Company, and actively engaging in dialogue with outside auditors with respect to matters that may affect their independence.

(f)	Meeting with outside and internal auditors and management of the Company and the Bank to review the scope of proposed audits for the current year and those audit procedures to be utilized.

(g)
Reviewing, with outside auditors and with financial and accounting personnel of the Company and the Bank, the adequacy and effectiveness of the accounting and financial controls of the Company and the Bank, and eliciting recommendations with respect to improving such internal controls and/or addressing particular areas requiring new or more detailed controls.

(h)
Reviewing any problems or difficulties that outside or internal auditors encounter, and reviewing any written correspondence regarding such problems or difficulties provided by outside or internal auditors to management of the Company or the Bank, as well as management’s response to any such written correspondence.

(i)
Reviewing and discussing, with management and the outside auditor, the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the Board whether the Company’s audited financial statements should be included in the Company’s Form 10-K.

(j)
Reviewing any significant changes to the auditing and accounting principles of the Company or the Bank, as well as practices suggested by outside or internal auditors or by management of the Company or the Bank.

(k)	Reviewing, at periodic meetings with management of the Company and the Bank, major financial risk exposures and the steps that management has taken or will take to monitor and control such exposures.
(l)
Providing sufficient opportunity for outside and internal auditors to meet with the members of the Audit Committee, without members of management present. Items that should be discussed at such meetings include outside and internal auditors’ evaluation of financial, accounting, and auditing personnel of the Company and the Bank, and the level of cooperation that such outside and internal auditors received during the course of their audits.

(m)
Investigating any matter brought to the Audit Committee’s attention, within the scope of its duties, and retaining outside counsel when, in the judgment of the Audit Committee, such assistance is appropriate.

(n)
Ensuring that the Chair of the Audit Committee (and other members of the Audit Committee, when necessary) reviews with the chief financial officer, and other members of management, of the Company and the Bank any proposed public disclosure of significant financial information by the Company or the Bank.

(o)
Submitting the minutes of all meetings of the Audit Committee to, or discussing matters considered at each Audit Committee meeting with, the Board, and making such recommendations to the Board as the Audit Committee deems appropriate.

(p)	Reviewing and reassessing the adequacy of this Audit Committee Charter on an annual basis and recommending to the Board for adoption any proposed changes to such.

(q)	Performing such other functions as may be required by applicable law, by regulatory authorities, or by applicable, internal governing documents such as articles and bylaws.

(r)	Pre-approval of all non-audit related services performed by the external auditors, as defined by the SEC, PCAOB or any other governing regulatory authority.

(s)	Approval of all related-party transactions.

(t)
Establishing procedures for the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

While the Audit Committee is charged with the responsibilities and granted the powers set forth in this Charter, the Audit Committee is not responsible for actually conducting audits or determining that the financial statements of the Company or the Bank are complete and accurate and are in accordance with generally accepted accounting principles. These tasks remain the responsibility of outside auditors and of management of the Company and the Bank.

APPALACHIAN BANCSHARES, INC.
822 Industrial Boulevard
Ellijay, Georgia 30540

COMMON STOCK PROXY

For Annual Meeting of Shareholders, May 23, 2006

This Proxy is solicited on behalf of the Board of Directors.

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.

The Board of Directors recommends a vote “FOR” the listed proposals, which are more fully described in the proxy statement of the Company, dated April 19, 2006, which was sent to shareholders in connection with the listed proposals.

The undersigned shareholder of Appalachian Bancshares, Inc., a Georgia corporation (the “Company”), hereby appoints Joseph C. Hensley and Tracy R. Newton, or any of them, as Proxy, with full power of substitution, to act for and in the name of the undersigned, to vote, as designated below, the shares of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 23, 2006, and at any adjournment or postponement thereof:

1.	PROPOSAL TO ELECT two Class III directors of the Company.

	☐ FOR all nominees listed below	☐	WITHHOLD authority for al
	(except as marked to the contrary below)		nominees listed below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Tracy R. Newton
Kenneth D. Warren

2.	IN ACCORDANCE WITH THEIR BEST JUDGMENT, exercised in their discretion, with respect to any other matters which may properly come before the Annual Meeting or any adjournment thereof.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Dated: __________________, 2006	PLEASE SIGN NAME EXACTLY AS LISTED
ON THE MAILING LABEL

Signature

Print Name as listed on the mailing label

Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer.